Exhibit 99.1

Keithley Instruments Restores Employee Compensation; Updates First Quarter Fiscal 2010 Guidance

CLEVELAND--(BUSINESS WIRE)--January 7, 2010--Keithley Instruments, Inc. (NYSE: KEI), a world leader in advanced electrical test instruments and systems, today announced that it will restore employee compensation to full pay effective January 1, 2010. The Company had previously reduced compensation by ten percent for the majority of U.S. exempt employees and by twelve percent for the Company’s three senior officers, and had implemented unpaid days off for U.S. non-exempt employees, effective January 1, 2009. The Company anticipates that the salary restoration will increase fiscal 2010 annualized operating costs by approximately three percent.

Keithley has restored compensation as a result of improved global economies and the Company’s expectation that it will be profitable in fiscal year 2010. Although the Company’s visibility beyond a quarter is extremely limited, it is the Company’s goal to achieve a minimum pre tax return on sales of four percent for fiscal year 2010 after the restoration of compensation and before the gain on sale of the Company’s RF measurement product line. The Company expects to report net sales for the first quarter of fiscal 2010 in the range of $27 to $28 million and expects to be profitable from operations during the first quarter, excluding the impact of the gain on sale of the Company’s RF measurement product line.

First Quarter Fiscal 2010 Results and Conference Call on the Web

The Company will provide more details regarding results for its first quarter ended December 31, 2009, when it reports its complete results on Monday, February 1, 2010, before the stock market opens. The Company will host a conference call which will be broadcast over the Internet that same day at 10 a.m. Eastern Standard Time. This call is being webcast by Thomson and can be accessed from the Investor section of Keithley's website at www.keithley.com.

Forward Looking Statements

Statements in this release that are not historical facts, including those relating to sales, earnings, operating costs, gain from sale, and profitability are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; the Company’s ability to implement planned cost savings initiatives and other initiatives to return to profitability without adversely affecting the Company’s product development program and strategic initiatives; the timing of large orders from customers or canceling orders in backlog; changes in product and sales mix, and the related effects on gross margins; the Company's ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; the Company’s ability to work with third parties; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; and the impact of the Company’s fixed costs in a period of stabilizing sales. Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission. In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved. Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Keithley Instruments, Inc.

With more than 60 years of measurement expertise, Keithley Instruments has become a world leader in advanced electrical test instruments and systems. Our customers are scientists and engineers in the worldwide electronics industry involved with advanced materials research, semiconductor device development and fabrication, and the production of end products such as portable wireless devices. The value we provide them is a combination of products for their critical measurement needs and a rich understanding of their applications to improve the quality of their products and reduce their cost of test.

CONTACT:
Keithley Instruments, Inc.
Mark J. Plush, 440-248-0400
Vice President and Chief Financial Officer
Fax: 440-248-6168
http://www.keithley.com